Exhibit 10.27

CONFORMED COPY

AMENDMENT NO. 2 TO 364-DAY SENIOR BRIDGE LOAN AGREEMENT
(FIRE & SAFETY AND ENGINEERED PRODUCTS BUSINESS)

AMENDMENT NO. 2 TO 364-DAY SENIOR BRIDGE LOAN AGREEMENT (FIRE & SAFETY AND ENGINEERED PRODUCTS BUSINESS) (this “Amendment”), dated as of November 27, 2007, among TYCO INTERNATIONAL LTD., a Bermuda company (the “Guarantor”), TYCO INTERNATIONAL FINANCE S.A., a Luxembourg company (the “Borrower”), each Person executing this Amendment as a Lender and CITIBANK, N.A., as Administrative Agent.

PRELIMINARY STATEMENTS

(1)           The Borrower, the Guarantor, the Lenders and the Administrative Agent are parties to the 364-Day Senior Bridge Loan Agreement, dated as of April 25, 2007 (as amended, supplemented or otherwise modified from time to time through the date of this Amendment, the “Bridge Loan Agreement”).

(2)           The Borrower, the Guarantor, the Lenders party hereto and the Administrative Agent desire to amend the Bridge Loan Agreement in certain respects, including, inter alia, to provide for a third tranche of Borrowings thereunder, the proceeds of which would be available, in accordance with the terms and conditions of the Bridge Loan Agreement to (a) repay, redeem or purchase any Indenture Debt (as defined in Annex A) and pay amounts owing in connection therewith, whether after an acceleration of Indenture Debt arising from an Existing Indenture Covered Default or otherwise or (b) pay any amounts payable pursuant to a judgment, settlement or agreement in respect of the BONY Litigation (as defined in Annex A).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.        Defined Terms.  Capitalized terms used but not defined in this Amendment shall have the meaning set forth in the Bridge Loan Agreement.

Section 1.02.        Rules of Construction.  The rules of construction set forth in Section 1.03 of the Bridge Loan Agreement shall apply to this Amendment as if fully set forth herein.

ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT

Section 2.01.        Amendments to Article I of the Bridge Loan Agreement.

(a)           The defined terms contained in Section 1.01 of the Bridge Loan Agreement are hereby amended as indicated on Annex A hereto:

Section 2.02.        Amendments to Article II of the Bridge Loan Agreement.

(a)           The Section 2.01 of the Bridge Loan Agreement is amended by deleting such section and replacing it with the following:

“Section 2.01       Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Tranche C Loans to the Borrower from time to time during the Tranche C Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Tranche C Credit Exposure exceeding such Lender’s Tranche C Commitment or (b) the total Tranche C Credit Exposures exceeding the total Tranche C Commitments.  The Commitments are not revolving in nature and amounts repaid or prepaid may not be reborrowed.”

(b)           Section 2.03(a) of the Bridge Loan Agreement is hereby amended by deleting such section and replacing it with the following:

“(a)         To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone, facsimile or electronic mail (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing (except as provided in Section 2.03(b)) or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing.  Each Borrowing Request shall be irrevocable and if made telephonically, shall be confirmed promptly, by hand delivery, facsimile or electronic mail of a written Borrowing Request in the form attached as Exhibit F, and be executed by a Managing Director of the Borrower or another authorized borrowing representative of the Borrower, as notified by the Borrower to the Administrative Agent from time to time.  No more than a total of seven Borrowing Requests with respect to Tranche C Loans may be made by the Borrower during the Tranche C Availability Period, with each telephonic Borrowing Request specifying the information contained in clauses (i), (ii), (iv) and (v) below and with each written Borrowing Request specifying the information contained in clauses (i) through (vi) below, in each case, in compliance with Section 2.02:

(i)            the aggregate amount of the requested Borrowing;

(ii)           the date of such Borrowing, which shall be a Business Day;

(iii)          a list of the Indenture Debt being repaid, redeemed or purchased, or the amounts payable in respect of a judgment, settlement or agreement with respect to the BONY Litigation being paid, with the proceeds of such Borrowing (either by direct disbursement or advance deposit with the trustee, paying agent or fiscal agent for such Indenture Debt, or in the case of payment in connection with a judgment, compromise, settlement or agreement with respect to the BONY Litigation, as required by the terms of such judgment, compromise, settlement or agreement, as applicable), setting forth (x) as applicable, a description of each series or tranche of Indenture Debt then being repaid, redeemed or repurchased (or deemed to be repaid as a result of such judgment, compromise, settlement or agreement), (y) a reasonably detailed description of the amounts payable (including principal, accrued and unpaid interest, premiums, if any, and any other related fees, costs and expenses, including professional fees) in connection with such series or tranche of such Indenture Debt or in connection with such judgment, compromise, settlement or agreement, as applicable and (z) the Person to which each such payment shall be made; provided that the Borrower shall not request Borrowings for amounts other than principal and accrued interest on the Indenture Debt (or corresponding payments in respect of any such judgment, settlement or agreement to the extent that such payments serve to reduce the principal and interest due on such Indenture Debt in an equivalent amount) in excess of $500,000,000 in the aggregate;

(iv)          whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v)           in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)          the location and number of the account or accounts to which funds are to be disbursed, shall otherwise comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Tranche A Loan and/or  Tranche B Loan to be made as part of the requested Borrowing.”

(c)           Section 2.07 of the Bridge Loan Agreement is hereby amended by deleting such section and replacing it with the following:

“Section 2.07       Termination and Reduction of Commitments.  (a)  The unused Tranche A Commitments automatically terminated at the end of the Tranche A Availability Period and the unused Tranche B Commitments automatically terminated at the end of the Tranche B Availability Period.  The unused Tranche C Commitments shall automatically terminate at the end of the Tranche C Availability Period.

(b)           The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce any Commitments if, after giving effect to any concurrent prepayment of Loans in accordance with Section 2.09, the total Credit Exposures under the relevant Tranche would exceed the total Commitments under the relevant Tranche.

(c)           The Borrower shall notify the Administrative Agent of any election to terminate or reduce Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof, provided that a notice of termination of Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Any termination or reduction of Commitments shall be permanent.  Each reduction of the Commitments under any Tranche shall be made ratably among the Lenders in accordance with their respective Commitments under such Tranche.”

(d)           Section 2.08(a) of the Bridge Loan Agreement is hereby amended by deleting such section and replacing it with the following:

“(a)         The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Tranche A Loan on the Tranche A Maturity Date, (ii) the then unpaid principal amount of each Tranche B Loan on the Tranche B Maturity Date and (iii) the then unpaid principal amount of each Tranche C Loan on the Tranche C Maturity Date.”

(e)           Section 2.08(e) of the Bridge Loan Agreement is hereby amended by deleting such section and replacing it with the following:

“(e)         Any Lender may request that Tranche A Loans, Tranche B Loans and/or Tranche C Loans made by it be evidenced by a Note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a Tranche A Note, Tranche B Note and/or a Tranche C Note, as applicable, payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns).  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Notes payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).”

(f)            Section 2.09(c) of the Bridge Loan Agreement is hereby amended by deleting the penultimate sentence therein and replacing it with the following sentence:  “Any such reduction of unused Commitments shall be applied to the unused Tranche C Commitments.”

(g)           Section 2.09(d) of the Bridge Loan Agreement is hereby amended by deleting the penultimate sentence therein and replacing it with the following sentence::  “Any such required prepayment of Loans shall be applied first in equal amounts to the Tranche A Loans and the Tranche C Loans and then, if the Tranche A Loans and the Tranche C Loans have been paid in full, to the Tranche B Loans.”

(h)           The following new subsection (c) is added to Section 2.10 of the Bridge Loan Agreement and the current subsection (c) shall become subsection (d):

“(c)            The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue on the daily amount of the Tranche C Commitment of such Lender (whether used or unused) during the period from and including November 27, 2007, to but excluding the Tranche C Maturity Date, at the rate per annum set forth on the Tranche C Pricing Grid opposite the reference to the applicable Index Debt Rating under the heading “Applicable Facility Fee Rate” (the “Tranche C Facility Fee”); provided that, if such Lender continues to have any Tranche C Credit Exposure after the Tranche C Maturity Date, then such Tranche C Facility Fee shall continue to accrue on the daily amount of such Lender’s Tranche C Credit Exposure from and including the Tranche C Maturity Date to but excluding the date on which such Lender ceases to have any Tranche C Credit Exposure.  Tranche C Facility Fees accrued through and including the last Business Day of March, June, September and December of each year shall be payable on each such last day, commencing on the first such date to occur after November 27, 2007; provided that all such fees shall be payable on the Tranche C Maturity Date and any such fees accruing after the Tranche C Maturity Date shall be payable on demand.”

(i)            Section 2.11(d) of the Bridge Loan Agreement is amended by deleting such section and replacing it with the following:

“(d)         Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Tranche A Commitments, the Tranche B Commitments or the Tranche C Commitments, as applicable; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Tranche A Availability Period, the Tranche B Availability Period or the Tranche C Availability Period, as applicable), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.”

Section 2.03.        Amendments to Article III of the Bridge Loan Agreement.

Section 3.04(a) of the Bridge Loan Agreement is amended by deleting such section and replacing it with the following:

“The Guarantor has heretofore furnished to the Administrative Agent (i) its Consolidated balance sheet and statements of income, shareholders’ equity and cash flows as of and for the fiscal year ended September 29, 2006, reported on by Deloitte & Touche LLP, independent public accountants and (ii) its Consolidated balance sheet and statements of income, shareholders’ equity and cash flows as of and for the nine month period ended on June 29, 2007, certified by a Responsible Officer.  Such financial statements, present fairly, in all material respects, the Consolidated financial position and results of operations and cash flows of the Guarantor as of such date and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

Section 2.04.        Amendments to Article IV of the Bridge Loan Agreement.

(a)           Subsection (d) of Section 4.02 of the Bridge Loan Agreement is amended by deleting the text of such section and replacing it with the following:  “[Intentionally Omitted]”

(b)           Subsection (e) of Section 4.02 of the Bridge Loan Agreement is amended by deleting such section and replacing it with the following:

“(e)         The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) the Indenture Debt which is being repaid, redeemed or purchased with the proceeds of such Borrowing (w) has been accelerated due to an Existing Indenture Covered Default or is otherwise due and payable, (x) is being purchased by the Borrower as a result of the consummation of a tender offer for such Indenture Debt, in the open market, or otherwise, (y) is permitted to be prepaid or (z) is being irrevocably called for redemption in connection with such Borrowing and in each case is being paid in cash through a direct disbursement of the proceeds of such Borrowing or with money irrevocably deposited with the trustee, paying agent or fiscal agent for such Indenture Debt (through a direct disbursement of the proceeds of such Borrowing) for payment of such Indenture Debt upon expiration of the relevant notice period for such redemption, if applicable; or (ii) a compromise, settlement or other agreement has been reached or a judgment has been entered in connection with the BONY Litigation and amounts are required to be paid pursuant thereto by the Borrower or the Guarantor in connection with the Indenture Debt or otherwise with respect to the BONY Litigation and that such amounts are being paid in cash through a direct disbursement of the proceeds of such Borrowing.”

Section 2.05.        Amendments to Article V of the Bridge Loan Agreement.

(a)           Subsection (c) of Section 5.06 of the Bridge Loan Agreement is amended by deleting the “.”at the end thereof and replacing with “; and”.

(b)           The following new subsection (d) is added to the end of Section 5.06 of the Bridge Loan Agreement:

“(d)         The proceeds of the Tranche C Loans made under this Agreement may be used solely to pay principal, accrued interest, premium (if any), related fees, costs and expenses (including professional fees) due and payable or otherwise owing on or with respect to the Indenture Debt or due and payable pursuant to any judgment, compromise, agreement or settlement in respect of the BONY Litigation; provided that not more than an aggregate of $500,000,000 of Tranche C Loans shall be used to pay amounts other than principal and accrued interest on the Indenture Debt (or corresponding payments in respect of any such judgment, compromise, settlement or agreement to the extent that such payments serve to reduce the principal and interest due on such Indenture Debt in an equivalent amount).”

Section 2.06.        Amendments to Schedules and Exhibits.

(a)           The schedule attached as Annex B hereto shall be added to the Bridge Loan Agreement as Schedule A-2.

(b)           The schedule attached as Annex C hereto shall be added to the Bridge Loan Agreement as Schedule 1.02.

(c)           Schedule 2.01 of the Bridge Loan Agreement is amended by inserting the schedule attached hereto as Annex D immediately after the schedule of Tranche B Commitments set forth on the existing Schedule 2.01.

(d)           The document attached as Annex E hereto shall be added to the Bridge Loan Agreement as Exhibit A-3.

(e)           Exhibit B to the Bridge Loan Agreement shall be replaced with the document set forth as Annex F hereto.

(f)            Exhibit F to the Bridge Loan Agreement shall be replaced with the document set forth as Annex G hereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01.        Representations and Warranties.

(a)           Each Obligor represents and warrants to the Administrative Agent and each Lender that this Amendment has been duly authorized, executed and delivered by each Obligor and constitutes the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)           Each Obligor represents and warrants to the Administrative Agent and each Lender that, as of the Amendment Effective Date (as defined below), and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Bridge Loan Agreement or any other Loan Document or which are contained in any certificate or notice delivered at any time by any Obligor under or in connection herewith or therewith are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

Section 3.02.        No Default.  Each of the Obligors represents and warrants to the Administrative Agent and each Lender that as of the Amendment Effective Date, and after giving effect to this Amendment, no Default has occurred and is continuing.

ARTICLE IV
EFFECTIVENESS

Section 4.01.        Conditions to Effectiveness.  This Amendment will become effective on and as of the first date (the “Amendment Effective Date”) on which all of the following conditions precedent shall have been first satisfied (unless waived by the Required Lenders):

(a)           The Administrative Agent (or its counsel) shall have received each of the following, each dated as of the Amendment Effective Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent:

(i)            this Amendment, duly executed and delivered by the Borrower, the Guarantor, the Administrative Agent and each of the Required Lenders;

(ii)           the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders) of (a) Allen & Overy, special Luxembourg counsel of the Borrower, (b) Appleby Hunter Bailhache, special Bermudian counsel of the Guarantor and (c) Gibson, Dunn & Crutcher LLP, special New York counsel of the Obligors, each in form and substance reasonably satisfactory to the Administrative Agent;

(iii)          the Administrative Agent shall have received certified copies of the charter, by-laws and other constitutive documents of each Obligor (or a certificate of a Responsible Officer certifying that the copies of such constitutive documents delivered as of the Closing Date have not been amended or modified since the Closing Date) and of resolutions of the Board of Directors of each Obligor authorizing this Amendment, together with incumbency certificates dated the date of this Agreement evidencing the identity, authority and capacity of each Person authorized to execute and deliver this Amendment and the Notes, if any, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(iv)          the Administrative Agent shall have received a certificate, signed by a Responsible Officer, confirming that (a) the representations and warranties of each Obligor set forth in Article III of this Amendment are true and correct and (b) after giving effect to this Amendment, no Default has occurred and is continuing; and

(v)           the Administrative Agent (or its counsel) shall have received a Tranche C Note executed by the Borrower in favor of any Lender that requested a Tranche C Note prior to the date hereof in accordance with Section 2.08(e) of the Bridge Loan Agreement.

(b)           There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, all fees due and payable on or before the Amendment Effective Date, and all expenses due and payable on or before the Amendment Effective Date.

(c)           As of the Amendment Effective Date, and after giving effect to this Amendment, the representations and warranties set forth in Section 3.01 of this Amendment are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

(d)           As of the Amendment Date, and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Section 4.02.        References to Agreement.  The Bridge Loan Agreement and this Amendment shall be read, taken and construed as one and the same instrument from and after the Amendment Effective Date.  Any references in the Bridge Loan Agreement to “this Agreement”, “hereunder”, “herein” or words of like import, and each reference in any other document executed in connection with the Bridge Loan Agreement (including, without limitation, the Notes), to “the Agreement”, “thereunder”, “therein” or words of like import, shall, from and after the Amendment Effective Date, mean and be a reference to the Bridge Loan Agreement as amended hereby.

Section 4.03.        Continued Effectiveness; Ratification of Loan Documents.  The Bridge Loan Agreement and the other Loan Documents, each as modified by this Amendment, are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects.

ARTICLE V
MISCELLANEOUS

Section 5.01.        Execution in Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.02.        Fees, Costs and Expenses.  The Borrower agrees to pay all reasonable out of pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).

Section 5.03.        Loan Document.  This Amendment shall be deemed to be a Loan Document.

Section 5.04.        Binding Effect.  Upon the Amendment Effective Date, this Amendment shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Administrative Agent and, in each case, their respective successors and assigns.

Section 5.05.        Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

Section 5.06.        Certain Amendments to Existing Tyco Revolver.  Reference is made to that certain Five-Year Senior Credit Agreement, dated as of April 25, 2007, as amended or otherwise modified (the “Existing Tyco Revolver”), among Tyco International Finance S.A., as borrower, Tyco International Ltd., as guarantor, the lenders from time to time party thereto, and Citibank, N.A., as administrative agent.  Each of the Lenders party to this Amendment that is also a lender under the Existing Tyco Revolver collectively constitute the Required Lenders under and as defined in the Existing Tyco Revolver (the “Revolver Required Lenders”).  By executing this Amendment, the Borrower, the Guarantor, and each of the Revolver Required Lenders hereby agrees that it will (i) consent, and cause its respective assignees, if any, to consent, to an amendment to the Existing Tyco Revolver to amend and restate the following defined terms in Section 1.01 of the Existing Tyco Revolver to read in their respective entirety as follows and (ii) cause (and cause its respective assignees to cause) such amendment to become effective no later than the earlier of (x) the completion of the primary syndication of the Tranche C Commitments (as defined in the Bridge Loan Agreement after giving effect to this Amendment)) and (y) December 31, 2007 (the “Applicable Date”):

“Material Adverse Effect” means a material adverse effect on (a) the Consolidated financial condition, business or operations of the Guarantor and its Subsidiaries taken as a whole, (b) the ability of the Obligors to perform their obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents, but, for the purposes of Article III hereof, in any event not including any such material adverse effect to the extent resulting solely and directly from any Existing

Indenture Covered Default, the acceleration of the Indenture Debt (as defined in the Bridge Loan Agreement) due to any Existing Indenture Covered Default or otherwise from the BONY Litigation (as defined in the Bridge Loan Agreement).

“Existing Indenture Covered Default” means any default or event of default or alleged default or event of default  under any of the indentures or notes evidencing the Indenture Debt (as defined in the Bridge Loan Agreement) (i) that results solely from the Separation Transactions (it being understood, for the avoidance of doubt, that the alleged defaults asserted in the BONY Litigation (as defined in the  Bridge Loan Agreement) result solely from the Separation Transactions) and (ii) for which borrowings would (after the effective date of Amendment No. 2 to the Bridge Loan Agreement) be available (and at the time are available) under the Bridge Loan Agreement or any credit facility that replaces or refinances the Bridge Loan Agreement to pay in full (a) such Indenture Debt (as defined in the Bridge Loan Agreement) if such Indenture Debt (as defined in the Bridge Loan Agreement) were accelerated as a result of such default or alleged default and (b) any other Indenture Debt (as defined in the Bridge Loan Agreement) which could be accelerated as a result of such default or alleged default.

By executing this Amendment, each of the Revolver Required Lenders agrees that it will not assign or otherwise transfer any interest in its commitments, loans or other obligations under the Existing Tyco Revolver to any Person unless such assignee or other transferee agrees to consent to the foregoing amendments and to cause such amendments to become effective on or before the Applicable Date, and any such assignment or other transfer that does not contain such an agreement from the assignee or other transferee shall be null and void..

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[Signature Page to Amendment No. 2 to 364-Day Senior Bridge Loan Agreement
(Fire & Safety and Engineered Products)]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TYCO INTERNATIONAL FINANCE S.A.

By	/s/ ENRICA MACCARINI
	Name:	Enrica Maccarini
	Title:	Managing Director

TYCO INTERNATIONAL LTD.

By	/s/ JUDITH A. REINSDORF
	Name:	Judith A. Reinsdorf
	Title:	Executive Vice President and General Counsel

[Signature Page to Amendment No. 2 to 364-Day Senior Bridge Loan Agreement
(Fire & Safety and Engineered Products)]

CITIBANK, N.A., as a Lender and as Administrative Agent

By	/s/ KEVIN EGE
	Name:	Kevin Ege
	Title:	Vice President

[Signature Page to Amendment No. 2 to 364-Day Senior Bridge Loan Agreement
(Fire & Safety and Engineered Products)]

BANK OF AMERICA, N.A.

By	COLLEEN M. BRISCOE
	Name:	Colleen M. Briscoe
	Title:	Senior Vice President

[Signature Page to Amendment No. 2 to 364-Day Senior Bridge Loan Agreement
(Fire & Safety and Engineered Products)]

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By	/s/ MING K. CHU
	Name:	Ming K. Chu
	Title:	Vice President

By	/s/ HEIDI SANDQUIST
	Name:	Heidi Sandquist
	Title:	Vice President

[Signature Page to Amendment No. 2 to 364-Day Senior Bridge Loan Agreement
(Fire & Safety and Engineered Products)]

UBS LOAN FINANCE LLC

By	/s/ IRJA R. OTSA
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services, US

By	/s/ MARY E. EVANS
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services, US

[Signature Page to Amendment No. 2 to 364-Day Senior Bridge Loan Agreement
(Fire & Safety and Engineered Products)]

GOLDMAN SACHS CREDIT PARTNERS L.P.

By	/s/ MARK WALTON
	Name:	Mark Walton
	Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to 364-Day Senior Bridge Loan Agreement
(Fire & Safety and Engineered Products)]

GOLDMAN SACHS BANK USA

By	/s/ WILLIAM M. YARBENET
	Name:	William M. Yarbenet
	Title:	Vice President

[Signature Page to Amendment No. 2 to 364-Day Senior Bridge Loan Agreement
(Fire & Safety and Engineered Products)]

MORGAN STANLEY BANK

By	/s/ ANISH M. SHAH
	Name:	Anish M. Shah
	Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to 364-Day Senior Bridge Loan Agreement
(Fire & Safety and Engineered Products)]

BARCLAYS BANK PLC

By	/s/ RUSSELL C. JOHNSON
	Name:	Russell C. Johnson
	Title:	Associate Director

[Signature Page to Amendment No. 2 to 364-Day Senior Bridge Loan Agreement
(Fire & Safety and Engineered Products)]

BNP PARIBAS

By	/s/ RICHARD PACE
	Name:	Richard Pace
	Title:	Managing Director

By	/s/ SHAYN MARCH
	Name:	Shayn March
	Title:	Director

[Signature Page to Amendment No. 2 to 364-Day Senior Bridge Loan Agreement
(Fire & Safety and Engineered Products)]

JPMORGAN CHASE BANK, N.A.

By	/s/ ANTHONY W. WHITE
	Name:	Anthony W. White
	Title:	Vice President

[Signature Page to Amendment No. 2 to 364-Day Senior Bridge Loan Agreement
(Fire & Safety and Engineered Products)]

LEHMAN BROTHERS BANK, FSB

By	/s/ JANINE M. SHUGAN
	Name:	Janine M. Shugan
	Title:	Authorized Signatory